Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Registration Statement No. 333-189192 on Form S-3 of Valeant Pharmaceuticals International, Inc., and to the incorporation by reference of our report dated March 2, 2015, with respect to the consolidated financial statements and schedule of Salix Pharmaceuticals, Ltd., and our report dated March 2, 2015, with respect to the effectiveness of internal control over financial reporting of Salix Pharmaceuticals, Ltd. included in this Current Report on Form 8-K of Valeant Pharmaceuticals International, Inc. into the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-189192) of Valeant Pharmaceuticals International, Inc.,

(2)	Registration Statement (Form S-8 No. 333-92229) pertaining to the Stock Option Plan and Employee Stock Purchase Plan of Biovail Corporation International,

(3)	Registration Statement (Form S-8 No. 333-138697) pertaining to the Equity Compensation Plan of Biovail Corporation,

(4)	Registration Statement (Form S-8 No. 333-168629) pertaining to the Equity Compensation Plan of Biovail Corporation,

(5)	Registration Statement (Form S-8 No. 333-196120) pertaining to the Omnibus Incentive Plan of Valeant Pharmaceuticals International, Inc.,

(6)	Registration Statement (Form S-8 No. 333-176205) pertaining to the Omnibus Incentive Plan of Valeant Pharmaceuticals International, Inc., and

(7)	Registration Statement (Form S-8 No. 333-168254) pertaining to the Equity Incentive Plans of Valeant Pharmaceuticals International, Inc.

/S/ Ernst & Young LLP

Raleigh, North Carolina

March 16, 2015